Exhibit 10.1

LIMITED GUARANTY

Limited Guaranty, dated as of July 6, 2026 (this “Limited Guaranty”), by Face Haus LLC, a Delaware limited liability company (the “Guarantor”), in favor of XWELL, Inc., a Delaware corporation (the “Guaranteed Party”).

1.              LIMITED GUARANTY. To induce the Guaranteed Party to enter into the Securities Purchase Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement) by and among Express Wellness Group, LLC, a Delaware limited liability company (the “Buyer”), XpresSpa Holdings, LLC a Delaware limited liability company (“XpresSpa”), XpresTest, Inc., a Delaware corporation (“XpresTest” and, together with XpresSpa, each a “Company” and collectively, the “Companies”), and the Guaranteed Party, pursuant to which, subject to the terms and conditions set forth therein, among other things, at the Closing the Buyer will purchase from the Guaranteed Party, and the Guaranteed Party will sell to the Buyer, the Purchased Equity, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, the due and punctual performance and discharge of the following obligations of the Buyer: (a) payment of the Seller Termination Fee to the Guaranteed Party following the valid termination of the Purchase Agreement, if, when, and as due pursuant to Section 8.4 of the Purchase Agreement and subject to the limitations on liability set forth therein and herein (the “RTF Obligation”); (b) payment or reimbursement (as applicable) of all costs and expenses pursuant to Section 6.6(c) of the Purchase Agreement (the “Financing Cooperation Expenses Obligation”); (c) payment to the Guaranteed Party of any amounts due pursuant to Section 8.4(c) of the Purchase Agreement; and (d) payment of any monetary damages finally determined by a court of competent jurisdiction to have resulted from a Willful Breach by Buyer with respect to its failure to comply with Section 6.6(d) of the Purchase Agreement (clauses (a)-(d), each an “Obligation” and collectively, the “Obligations”); provided that (i) in no event shall the Guarantor’s aggregate liability with respect to the RTF Obligation exceed an amount equal to the Seller Termination Fee (the “RTF Cap”), (ii) in no event shall the Guarantor’s aggregate liability under this Limited Guaranty exceed an amount equal to the Purchase Price (the “Overall Cap”), (iii) the Guaranteed Party, on behalf of itself, its direct and indirect equityholders and each of their respective Affiliates and Representatives, hereby agrees that the Guarantor shall in no event be required to pay the Guaranteed Party or any other Person, pursuant to this Limited Guaranty, the Purchase Agreement, any other Transaction Document, or any other agreement, document or instrument delivered in connection herewith or therewith, or in connection with the transactions contemplated hereby or thereby, any amount in excess of the Overall Cap or, with respect of the RTF Obligation, more than the RTF Cap, (iv) the Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with this Limited Guaranty, the Purchase Agreement, any other Transaction Document, or any other agreement, document or instrument delivered in connection herewith or therewith, or in connection with the transactions contemplated hereby or thereby, other than as expressly set forth herein and therein and (v) this Limited Guaranty may not be enforced without giving effect to the Overall Cap and, with respect to the RTF Obligation, without giving effect to the RTF Cap. In no event shall the sum of any amounts paid hereunder to the Guaranteed Party exceed the Overall Cap. It is acknowledged and agreed that this Limited Guaranty will expire and have no further force or effect, and the Guaranteed Party will have no rights hereunder, upon the Closing. The Guaranteed Party may bring and prosecute an action related to this Limited Guaranty against the Guarantor for the full amount of the Obligations without also bringing action against or naming the Buyer in any such action. All payments under this Limited Guaranty shall be made in lawful money of the United States, in immediately available funds. Notwithstanding anything to the contrary set forth in this Limited Guaranty, the Guaranteed Party hereby agrees that to the extent that the Buyer is relieved from its payment obligations under the Purchase Agreement by satisfaction thereof or pursuant to any written agreement with the Guaranteed Party to such effect, the Guarantor shall be similarly relieved of its obligation under this Limited Guaranty.

2.              NATURE OF GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that the Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever (other than as a result of the fraud, gross negligence or willful misconduct of the Guaranteed Party or any of its Affiliates), the Guarantor shall remain liable hereunder with respect to the Obligations (subject to the Overall Cap and, in the case of the RTF Obligation, to the RTF Cap) as if such payment had not been made. This is an unconditional guarantee of payment and not only of collectability.

3.              CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against the Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement; (b) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Purchase Agreement made in accordance with the terms thereof or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations (other than any waiver, amendment or modification to provisions of the Purchase Agreement regarding the Obligations themselves); (c) the addition, substitution or release of any Person interested in the transactions contemplated by the Purchase Agreement; (d) any change in the corporate existence, structure or ownership of the Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement; or (f) the adequacy of any other means the Guaranteed Party may have of obtaining payment of any of the Obligations. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guaranty and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (in each case except for notices expressly required to be provided to the Guarantor in accordance with this Limited Guaranty), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of the Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement, and all suretyship or other defenses that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity, other than a discharge of the Guarantor with respect to a particular Obligations as a result of (i) the indefeasible payment in full of such Obligation in accordance with its terms (subject to reinstatement of this Limited Guaranty if any portion of any such payment is rescinded or otherwise required to be returned), or (ii) those defenses to the payment of such Obligation that Buyer has (x) arising from Actual Fraud or (y) under the specific terms of the Purchase Agreement, which shall not include, for the avoidance of doubt, any defenses arising out of, or due to, any bankruptcy or insolvency of Buyer, lack of authority or power of Buyer, unenforceability of the Purchase Agreement, or any other defenses expressly waived hereby (collectively, the “Waived Defenses”).

The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Buyer or any other Person interested in the transactions contemplated by the Purchase Agreement that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guaranty or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against the Buyer or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including, without limitation, the right to take or receive from the Buyer or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Limited Guaranty shall have been paid in full in cash or this Limited Guaranty has terminated in accordance with Section 8 hereof. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations and all other amounts payable under this Limited Guaranty, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under this Limited Guaranty, in accordance with the terms of the Purchase Agreement, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Limited Guaranty thereafter arising. Notwithstanding anything to the contrary contained in this Limited Guaranty,(i)  the Guaranteed Party hereby agrees that to the extent the Buyer is relieved of its obligations under Section 6.6(c) or Section 8.4 of the Purchase Agreement or relieved of any claim or liability for Willful Breach (other than as a result of the Waived Defenses), the Guarantor shall be similarly relieved of its obligations under this Limited Guaranty, and (ii) the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Limited Guaranty, any claim, set off, deduction, defense or release that the Buyer could assert against the Guaranteed Party (other than the Waived Defenses) under the terms of, or with respect to, the Purchase Agreement or any other Transaction Document.

4.              NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of either party to this Limited Guaranty to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party hereto of any right, remedy or power hereunder or any other Transaction Document or otherwise preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to a party hereto or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by such party at any time or from time to time. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the Guaranteed Party expressly hereby acknowledges that the only manner in which the Guaranteed Party or any of its Affiliates can obtain any form of money damages or other remedy against the Guarantor or any of its Affiliates is pursuant to the express provisions of this Limited Guaranty or any other Retained Claim (as defined below).

5.              REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

(a)  Guarantor is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all necessary power and authority to execute, deliver and perform its obligations under this Limited Guaranty in accordance with the terms of this Limited Guaranty;

(b)  the execution, delivery and performance of this Limited Guaranty have been duly and validly authorized by all necessary action and do not conflict with, contravene, or result in any default, breach, violation or infringement (with or without notice or lapse of time or both) of: (i) any provision of the Guarantor’s limited liability company agreement; or (ii) any Law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(c)  all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Limited Guaranty by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Limited Guaranty;

(d) this Limited Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at Law); and

(e) as of the date hereof, the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guaranty are available to the Guarantor as of the date hereof.

6.              NO ASSIGNMENT. Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (except by operation of Law) without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Guaranteed Party); provided, however, that the Guarantor may assign its rights, interests and obligations hereunder, without the prior written consent of the Guaranteed Party, to any Affiliate; provided, further, that (x) notwithstanding any other provision hereof, no assignment of any of the Guarantor’s rights, interests or obligations hereunder will relieve the Guarantor of any of its obligations hereunder, except that to the extent the Guaranteed Party provides its prior written consent to an assignment of the Guarantor's obligations hereunder, the Guarantor shall be released from the portion of such obligations so assigned to the extent of such assignment and (y) no such assignment shall be effective against the Guaranteed Party unless and until written notice thereof is delivered to the Guaranteed Party.

7.              NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by email or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given and delivered when so delivered personally, or if sent by email upon such transmission (so long as no bounce-back or delivery failure message is received), or if mailed by overnight courier service guaranteeing next day delivery, one (1) Business Day after deposited with such service, or if mailed in any other way, then three (3) Business Days after mailing, as follows:

If to the Guarantor, to:

Face Haus LLC

110 North Robertson Boulevard

Los Angeles, CA 90048

Attention:        Richard Dantas and Greg Gish
Email:               richard@thefacehaus.com

 greg@thefacehaus.com

with a copy (which shall not constitute notice) to:

Dechert LLP

Three Bryant Park, 1095 Avenue of the Americas

New York, NY 10036

Attention:       Naz Zilkha
Email:              naz.zilkha@dechert.com

If to the Guaranteed Party, to:

XWELL, Inc.
254 West 31st Street, 11th Floor
New York, New York 10001
Attention:       Ezra Ernst; Ian Brown
E-mail:            eernst@xwell.com; ibrown@xwell.com

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
30 Rockefeller Plaza
22nd Floor
New York, New York 10112
Attention:       Rick Werner and Zachary Jacobs
E-mail:            Rick.Werner@haynesboone.com; Zachary.Jacobs@haynesboone.com or to such other U.S. physical address or email address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

8.              CONTINUING GUARANTEE. Unless terminated pursuant to this Section 8, this Limited Guaranty shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the Obligations (as such Obligations may be modified pursuant to the last sentence of Section 1 hereof) are satisfied in full. Notwithstanding the foregoing, this Limited Guaranty shall terminate, other than Section 7 and Sections 9 through 16, all of which shall survive the termination of this Limited Guaranty, and the Guarantor shall have no further obligations under this Limited Guaranty as of the earliest of (a) the Closing, (b) receipt by the Guaranteed Party of the indefeasible payment in full of the Obligations and (c) the sixtieth (60th) day following any termination of the Purchase Agreement in accordance with its terms if, by such sixtieth (60th) day, the Guaranteed Party has not commenced a suit, action or other proceeding against the Buyer or Guarantor alleging that any payment in respect of any Obligations is due or against the Guarantor that amounts are due and owing from the Guarantor pursuant to Section 1 of this Limited Guaranty (provided, that, (i) all obligations under this Limited Guarantee with respect to the Subject Obligations (defined below) shall terminate on the date that such claim is finally satisfied or otherwise resolved, and (ii) if any such suit action or other proceeding has commenced during such sixty (60) day period with respect to a particular Obligation (the “Subject Obligation) but not other Obligations (the “Other Obligations”), then the Guarantor shall have no further obligations under this Limited Guarantee with respect to the Other Obligations effective as of such sixtieth (60th) day, and (d) the date that is two (2) years after the date of termination of the Purchase Agreement. Notwithstanding the foregoing, in the event that the Guaranteed Party or any of its Affiliates asserts in writing in any litigation or other proceeding that the provisions of Section 1 hereof limiting the Guarantor’s liability to the Overall Cap or, with respect to the RTF Obligation to the RTF Cap or that the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part or asserts any theory of liability or seeks any remedies against any Guarantor/Buyer Affiliate (as defined below) with respect to the transactions contemplated by the Purchase Agreement other than those remedies expressly provided against the Buyer under the Purchase Agreement or against the Guarantor under this Limited Guaranty (as limited by the provisions of Section 1), then (i) all obligations of the Guarantor under this Limited Guaranty shall terminate ab initio and be null and void, (ii) if the Guarantor has previously made any payments under this Limited Guaranty, it shall be entitled to recover such payments, and (iii) the Guarantor shall have no liability to the Guaranteed Party under this Limited Guaranty.

9.              NO RECOURSE. Notwithstanding anything that may be expressed or implied in this Limited Guaranty or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Guarantor or any of its successors or permitted assignees may be a partnership, a limited liability company or other legal entity, the Guaranteed Party, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than the Guarantor and its successors and permitted assignees shall have any obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith against, any former, current or future director, officer, employee, trustee, control person, agent, Affiliate, or assignee of the Guarantor or the Buyer (or any of their successors or permitted assignees), against any former, current or future general or limited partner, manager, member or stockholder of the Guarantor or the Buyer (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, employee, trustee, control person, agent, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing (collectively, “Guarantor/Buyer Affiliates”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise), by or on behalf of the Buyer against the Guarantor/Buyer Affiliates, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Guarantor/Buyer Affiliate, as such, for any obligations of the Guarantor under this Limited Guaranty or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation other than the Retained Claims (as defined below). The Guaranteed Party (for itself and its Affiliates) acknowledges and agrees that the Buyer has no assets and that no funds are expected to be contributed to the Buyer unless the Closing occurs; provided, however, that neither this sentence nor any other provision in this Limited Guaranty shall limit the Guaranteed Party’s remedies against Buyer or the Guarantor in respect of the Obligations. The Guaranteed Party further agrees that neither it nor any of its Affiliates have any right of recovery against the Guarantor/Buyer Affiliates through the Buyer, or otherwise, whether by piercing of the corporate veil, by a claim on behalf of the Buyer against the Guarantor/Buyer Affiliates, or otherwise, except for the rights under this Limited Guaranty (subject to the Overall Cap and, in the case of the RTF Obligation, to the RTF Cap and the other limitations described herein) and for the other Retained Claims. The sole and exclusive remedy of the Guaranteed Party and its Affiliates against the Guarantor and any Guarantor/Buyer Affiliates in respect of any liabilities or obligations arising under, or in connection with, the Purchase Agreement or the transactions contemplated thereby are claims of the Guaranteed Party (i) against the Guarantor under this Limited Guaranty, (ii) against the Guarantor under the Confidentiality Agreement, or (iii) against the Buyer under the Purchase Agreement (any claims under clauses (i) through (iii), collectively, the “Retained Claims”). The Guaranteed Party hereby covenants and agrees that it shall not institute, and it shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Purchase Agreement, the Confidentiality Agreement, or the transactions contemplated thereby, or in respect of any oral representations made or alleged to be made in connection therewith, against the Guarantor or any of the Guarantor/Buyer Affiliates, in each case except for Retained Claims. Nothing set forth in this Limited Guaranty shall affect or be construed to affect or be construed to confer or give any Person other than the Guaranteed Party (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Guarantor as set forth herein (and subject to the limitations hereof). For the avoidance of doubt, in no event shall Guarantor have any obligation to make any payment hereunder at any time after the Buyer has made (or caused to have been made) the payments required to be made in accordance with Section 2.3(b) of the Purchase Agreement.

10.            CONFIDENTIALITY. This Limited Guaranty shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the Purchase Agreement. This Limited Guaranty may not be used, circulated, quoted or otherwise referred to in any document (other than as contemplated by the Purchase Agreement), except with the written consent of the other party; provided, that (a) the Guaranteed Party may disclose this Limited Guaranty to its officers, directors, advisors and other authorized representatives, and (b) the Guarantor may disclose this Limited Guaranty to its officers, directors, managers, advisors and other authorized representatives; and provided, further, that each party may disclose the existence and contents of this Limited Guaranty (i) to the extent required by applicable Law and (ii) in connection with the enforcement of its rights hereunder.

11.            GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)  This Limited Guaranty and all claims and causes of action based upon, arising out of or related to this Limited Guaranty or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) (i) All suits, actions or Proceedings arising out of or relating to this Limited Guaranty shall be heard and determined in the Court of Chancery of the State of Delaware, in and for New Castle County (the “Court of Chancery”); provided, that if (and only after) the Court of Chancery determines that they lack subject matter jurisdiction over any such legal action, suit or Proceeding, such legal action, suit or Proceeding shall be brought in the United States District Court for the District of Delaware (the “District Court”); provided, further, that if (and only after) both the Court of Chancery and the District Court determine that they lack subject matter jurisdiction over any such legal action, suit or Proceeding, such legal action, suit or Proceeding shall be brought in the Superior Court of the State of Delaware, in and for New Castle County (all such courts and in such order, the “Chosen Courts”), (ii) no party hereto shall attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court and (iii) a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. For the avoidance of doubt, each of the parties hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the Chosen Courts and waives any objection to the laying of venue of any such litigation in the Chosen Courts.

(c)  Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the Chosen Courts in any such Proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 7. However, the foregoing shall not limit the right of a party hereto to effect service of process on the other party hereto by any other legally available method.

(d)  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY, THE PURCHASE AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.            ENTIRE AGREEMENT. This Limited Guaranty constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings and agreements, whether written or oral, among the Buyer and the Guarantor or any of their Affiliates, on the one hand, and the Guaranteed Party and any of its Affiliates, on the other hand, except for the Purchase Agreement, the other Transaction Documents and the other agreements related thereto and entered into on the date hereof.

13.            NO THIRD PARTY BENEFICIARIES. Except for the rights of the Guarantor/Buyer Affiliates provided under Section 9, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Limited Guaranty, and this Limited Guaranty is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

14.            AMENDMENTS. No amendment or waiver of any provision of this Limited Guaranty will be valid and binding unless it is in writing and signed by the Guarantor and the Guaranteed Party.

15.            INTERPRETATION. All parties acknowledge that each party and its counsel have reviewed this Limited Guaranty and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guaranty.

16.            COSTS AND EXPENSES. In any action at law or suit in equity to enforce this Limited Guaranty or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to recover from the non-prevailing party its reasonable and documented attorney’s fees and all other reasonable out-of-pocket costs and expenses incurred in such action or suit.

17.            COUNTERPARTS; EFFECTIVENESS. This Limited Guaranty may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

18.            ADDITIONAL AGREEMENTS OF GUARANTOR. Prior to the termination of this Limited Guaranty in accordance with Section 8, Guarantor shall not consolidate with or merge into any other Person unless the Guarantor is the continuing or surviving entity, and shall not transfer or convey all or substantially all of its properties or assets to any Person unless, prior thereto, such continuing, surviving or transferee Person expressly assumes in writing all obligations of the Guarantor under this Limited Guaranty; provided that no such transaction shall release, discharge, limit or otherwise affect the Guarantor’s obligations under this Limited Guaranty.

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IN WITNESS WHEREOF, the Guarantor has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTOR:

FACE HAUS LLC

By:	/s/ Greogry Gish
	Name:	Gregory Gish
	Title:	President & CFO

Signature Page to Limited Guaranty

IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guaranty to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTEED PARTY:

XWELL, INC.

By:	/s/ Ezra Ernst
	Name:	Ezra Ernst
	Title:	President and Chief Executive Officer

Signature Page to Limited Guaranty